EXHIBIT 16

LORD ABBETT RESEARCH FUND - LARGE-CAP SERIES
Post Effective Amendment No. 12

Results of a $1,000 investment reflecting maximum sales charge and the reinvestment of all distributions for:

                                           YEAR ENDING NOVEMBER 30, 1996

         LIFE OF FUND*                                         ONE YEAR

         P(1+T)n  =  ERV,                                     P(1+T)n  =  ERV

         WHERE:                                               WHERE:

         N = 4.5                                             N = 1

         P = $ 1,000                                         P = $ 1,000
         ERV = $2,136                                       ERV = $1,190


                        T = Average annual total return

         1000(1+T)4.5  =  $2,136                        1000(1+T)n  =  $1,190

         (1 + T)4.5  =  2,136                             (1 + T)  =  1,190
                        -----                                         ------
                        1,000                                          1,000

         T = (2.136)1/4.5                                    T =  1.190 -1

         T = 18.4%                                         T =       19.0%


*        THE SERIES COMMENCED OPERATIONS 6/3/92

                                                                     EXHIBIT 16

LORD ABBETT RESEARCH FUND - SMALL-CAP SERIES
Post Effective Amendment No. 12

Results of a $1,000 investment in Class A Shares reflecting maximum sales charge and the reinvestment of all distributions for:

                          YEAR ENDING NOVEMBER 30, 1996

         LIFE OF SERIES*

         P(1+T)n  =  ERV

         WHERE:

         N = Less than 1 year

         P = $ 1,000

         ERV = $1,208


                   T = Average annual total return

         1000(1+T)  = $1,208

         (1 + T)  = 1,208
                    -----
                    1000

         T = 1.208 -1

         T = 20.8%


*        THE SERIES COMMENCED OPERATIONS 12/13/95